March 1, 1999

Midway Airlines Corporation
300 W. Morgan Street
Suite 1200
Durham, North Carolina 27701

                    RE:   Midway Airlines Corporation
                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel solely to pass upon the validity under Maryland law of the Pass Through Certificates, Series 1998-1 (the "New Certificates"), to be offered in exchange for all outstanding Pass Through Certificates, Series 1998-1 that were issued on August 13, 1998 (the "Old Certificates").

     The New Certificates to be issued are being registered pursuant to the above-referenced Registration Statement on Form S-4, as amended (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). Each of the New Certificates represents a fractional undivided interest in one of four Midway Airlines 1998-1 Pass Through Trusts (collectively, the "Trusts" and individually a "Trust"), formed pursuant to four separate pass through trust agreements each dated as of August 13, 1998 (collectively, the "Pass Through Trust Agreements") between Midway Airlines Corporation ("Midway Airlines") and FMB Bank, a Maryland state-chartered commercial bank and successor-in-interest to The First National Bank of Maryland, as pass through trustee (the "Trustee") under each Trust. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Registration Statement.

     We point out that we have not participated in the preparation of the Registration Statement and therefore assume no responsibility for its contents.

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     Nonetheless, for purposes of giving the opinions set forth herein, we have reviewed originals or copies of the following: the Registration Statement, including the Prospectus which forms a part of the Registration Statement, the Registration Rights Agreement dated as of August 13, 1998, among Midway Airlines, the Trustee, Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Registration Rights Agreement"), the Pass Through Trust Agreements, the forms of Old Certificate and New Certificate, each filed as an exhibit to the respective Pass Through Trust Agreements, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, (iii) that all copies submitted to us conform to the originals, (iv) that each Pass Through Trust Agreement has been duly authorized, executed and delivered by the applicable Trustee, and is the legal, valid, binding and enforceable agreement of the applicable Trustee and (v) that the Old Certificates were duly and validly executed, authenticated and delivered by the Trustees pursuant to the terms of the Pass Through Trust Agreements.

     We are members of the bar of the State of Maryland and the opinion set forth below is limited to the laws of the State of Maryland. We have not considered and therefore express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. As noted above, our opinion is rendered only with respect to Maryland laws (excluding securities laws) and rules, regulations and orders thereunder which are currently in effect.

     Based on the foregoing and subject to the various assumptions and qualifications set forth herein, it is our opinion that, when (i) the applicable provisions of the Act and such "Blue Sky" or other state securities laws as may be applicable shall have been complied with and (ii) the New Certificates, in the forms filed as exhibits to the respective Pass Through Trust Agreements, have been duly executed and authenticated in accordance with the Pass Through Trust Agreements, and duly issued and delivered by the Trusts in exchange for an equal principal amount of Old Certificates pursuant to the terms of the Exchange Offer, the New Certificates will be legal, valid, binding and enforceable obligations of the applicable Trust, subject to (a) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the enforceability of creditors' rights and to general principles of equity, including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility of performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     We hereby consent to the filing of this opinion as a exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

OBER, KALER, GRIMES & SHRIVER
A PROFESSIONAL CORPORATION


By: /s/ Patrick K. Cameron
    -----------------------
        Patrick K. Cameron